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                                                                    Exhibit 23.4


The Board of Directors
Kroll Holdings, Inc.:



     We consent to the use of our report contained in this registration statement and to the reference to our firm under the heading "Experts" in the prospectus.


                                                  KPMG LLP


New York, New York
March 5, 1999